     As filed with the Securities and Exchange Commission on March 13, 2001
                                                           Registration No. 333-
--------------------------------------------------------------------------------

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                    ----------------------------------------
                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                        FLEETBOSTON FINANCIAL CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
                    -----------------------------------------

              RHODE ISLAND                                     05-0341324
    (STATE OR OTHER JURISDICTION OF                         (I.R.S. EMPLOYER
     INCORPORATION OR ORGANIZATION)                       IDENTIFICATION NO.)

     100 FEDERAL STREET, BOSTON, MASSACHUSETTS                    02110
     (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                   (ZIP CODE)

              SUMMIT BANCORP. 1993 INCENTIVE STOCK AND OPTION PLAN
                 SUMMIT BANCORP. 1999 NON-EXECUTIVE OPTION PLAN
                     SUMMIT BANCORP. SAVINGS INCENTIVE PLAN
                           (FULL TITLES OF THE PLANS)
                          ----------------------------

                    WILLIAM C. MUTTERPERL, ESQ.                                             GARY A. SPIESS, ESQ.
      EXECUTIVE VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY             SENIOR VICE PRESIDENT AND SENIOR DEPUTY GENERAL COUNSEL,
                 FLEETBOSTON FINANCIAL CORPORATION                                           ASSISTANT SECRETARY
                         100 FEDERAL STREET                                           FLEETBOSTON FINANCIAL CORPORATION
                    BOSTON, MASSACHUSETTS 02110                                              100 FEDERAL STREET
                            617-434-9587                                                 BOSTON, MASSACHUSETTS 02110
                                                                                                617-434-2870

       (NAMES, ADDRESSES AND TELEPHONE NUMBERS, INCLUDING AREA CODES, OF
                              AGENTS FOR SERVICE)
                                    Copy to:

                              JANICE B. LIVA, ESQ.
                 DEPUTY GENERAL COUNSEL AND ASSISTANT SECRETARY
                        FLEETBOSTON FINANCIAL CORPORATION
                               100 FEDERAL STREET
                           BOSTON, MASSACHUSETTS 02110
                                  617-434-8630
                   -------------------------------------------
                         CALCULATION OF REGISTRATION FEE

       ==================================== ==================== ==================== ==================== ====================
                                                                  PROPOSED MAXIMUM     PROPOSED MAXIMUM
                                                  AMOUNT         OFFERING PRICE PER   AGGREGATE OFFERING        AMOUNT OF
               TITLE OF SECURITIES                 TO BE              SHARE (1)            PRICE (1)        REGISTRATION FEE
                TO BE REGISTERED                REGISTERED                                                         (1)
       ------------------------------------ -------------------- -------------------- -------------------- --------------------

             Common Stock, par value
               $.01 per share (2)            10,100,000 shares         $37.02           $373,851,500.00         $93,463.00
       ------------------------------------ -------------------- -------------------- -------------------- --------------------

        Participation Interests in Summit           (3)                  (4)                  (4)                  (4)
         Bancorp. Savings Incentive Plan
       ==================================== ==================== ==================== ==================== ====================

(1) Computed pursuant to Rule 457(h) solely for the purpose of determining the registration fee, based on the average of the high and low prices of the Registrant's Common Stock as reported by the New York Stock Exchange on March 12, 2001.

(2)  Including preferred share purchase rights.

(3) Pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Summit Bancorp. Savings Incentive Plan.

(4) Pursuant to Rule 457(h)(2) under the Securities Act of 1933, no additional fee is required.

                                EXPLANATORY NOTE


         This Registration Statement on Form S-8 complements Post-Effective Amendment No. 1 on Form S-8 ("Amendment No. 1") to the Registration Statement on Form S-4 (File No. 333-50346) (the "Original Registration Statement") of FleetBoston Financial Corporation, a Rhode Island corporation (the "Registrant"). On March 1, 2000, Summit Bancorp., a New Jersey corporation ("Summit") merged with and into the Registrant (the "Merger"), with the Registrant as the surviving corporation in the Merger. Pursuant to the terms of the Merger, all outstanding Summit stock options exercisable for the common stock, par value $0.80 per share, of Summit ("Summit Common Stock") were converted into stock options exercisable for the common stock, par value $.01 per share, of the Registrant ("FleetBoston Common Stock") based on a formula which was described in the Original Registration Statement. In addition, modifications are being made to Summit's Savings Incentive Plan (the "Savings Plan") to provide for the ongoing issuance of FleetBoston Common Stock in lieu of Summit Common Stock, as provided in the Savings Plan, after the effective time of the Merger; updated offering materials are also being sent to participants in the Savings Plan. The shares related to certain stock plans of Summit were registered pursuant to Amendment No. 1; the remainder of those shares are being registered pursuant to this Registration Statement.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.      INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

         The following documents heretofore filed by the Registrant with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934 (the "Exchange Act") are incorporated by reference into this Registration Statement:

         (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2000;

         (b) The Registrant's current reports on Form 8-K filed January 17, 2001 and March 1, 2001;

         (c) The description of the Registrant's common stock contained in a Registration Statement filed by Industrial National Corporation (predecessor to the Registrant) on Form 8-B dated May 29, 1970, and any amendment or report filed for the purpose of updating such description; and

         (d) The description of the Preferred Share Purchase Rights contained in the Registration Statement on Form 8-A dated November 7, 2000.

         The Summit Bancorp. Savings Incentive Plan (the "Savings Plan") hereby incorporates by reference into this Registration Statement the Savings Plan's Annual Report on Form 11-K for the fiscal year ended December 31, 1999, as heretofore filed with the Commission.

             All documents subsequently filed by the Registrant or the Savings Plan pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all of the shares of common stock offered have been sold or which deregisters all such shares then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.      DESCRIPTION OF SECURITIES.

             Not applicable.

ITEM 5.      INTERESTS OF NAMED EXPERTS AND COUNSEL.

             The validity of the securities offered hereby will be passed upon for the Reigstrant by William C. Mutterperl, General Counsel of the Corporation, 100 Federal Street, Boston, Massachusetts 02110. Mr. Mutterperl is also an officer of certain subsidiaries of the Corporation. As of March 1, 2001, Mr. Mutterperl had a direct or indirect interest in 102,199 shares of FleetBoston Common Stock and had options to purchase an additional 350,000 shares, of which options to purchase 241,667 shares will be exercisable within 60 days after March 1, 2001.

ITEM 6.      INDEMNIFICATION OF DIRECTORS AND OFFICERS.

             The Registrant's By-laws provide for indemnification to the extent permitted by Section 7-1.1-4.1 of the Rhode Island Business Corporation Law. Such section, as adopted by the By-laws, requires the Registrant to indemnify directors, officers, employees or agents against judgments, fines, reasonable costs, expenses and counsel fees paid or incurred in connection with any proceeding to which such director, officer, employee or agent or his legal representative may be a party (or for testifying when not a party) by reason of his being a director, officer, employee or agent, provided that such director, officer, employee or agent shall have acted in good faith and shall have reasonably believed (a) if he was acting in his official capacity that his conduct was in the Registrant's best interest, (b) in all other cases that his conduct was at least not opposed to its best interests, and (c) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. The Registrant's By-laws provide that such rights to indemnification are contract rights and that the expenses incurred by an indemnified person shall be paid in advance of a final disposition of any proceeding, provided however, that if required under applicable law, such person must deliver a written affirmation that he has met the standards of care required under such provisions to be entitled to indemnification and provides an undertaking by or on behalf of such person to repay all amounts advanced if it is ultimately determined that such person is not entitled to indemnification. With respect to possible indemnification of directors, officers and controlling persons of the Registrant for liabilities arising under the Securities Act of 1933 (the "Act") pursuant to such provisions, the Registrant is aware that the Securities and Exchange Commission has publicly taken the position that such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

ITEM 7.      EXEMPTION FROM REGISTRATION CLAIMED.

             Not applicable.

ITEM 8.      EXHIBITS.

             A list of the exhibits included as part of this Registration Statement is set forth in the Exhibit Index which immediately precedes such exhibits and is hereby incorporated by reference herein.

ITEM 9.      UNDERTAKINGS.

             The Corporation hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
                  Statement:

                  i. To include any prospectus required by Section 10(a)(3) of the Act;

                  ii. To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement (or the most recent post-effective amendment thereto); and

                  iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs i. and ii. shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or
Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

         (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

             The Registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the Corporation's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and each filing of the Savings Plan's annual report pursuant to Section 15(d) of the Exchange
Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

             Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe it meets all the requirements for filing on Form S-8 and has duly caused this Form S-8 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Boston, and the Commonwealth of Massachusetts, on the 12th day of March, 2001.


                                    FLEETBOSTON FINANCIAL CORPORATION


                                    By:    /s/ TERRENCE MURRAY
                                           ------------------------------------
                                           Terrence Murray
                                           Chairman and Chief Executive Officer

             Each person whose signature appears below hereby constitutes and appoints the Chairman and Chief Executive Officer, the President and Chief Operating Officer, the Vice Chairman and Chief Financial Officer, the Chief Accounting Officer, the Secretary or the Senior Deputy General Counsel, or any of them, acting alone, as his true and lawful attorney-in-fact, with full power and authority to execute in the name, place and stead of each such person in any and all capacities and to file, an amendment or amendments to the Registration Statement (and all exhibits thereto) and any documents relating thereto, which amendments may make such changes in the Registration Statement as said officer or officers so acting deem(s) advisable.


             Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the 12th day of March, 2001.

           SIGNATURE                                                     TITLE


         /s/ TERRENCE MURRAY                    Chairman, Chief Executive Officer and Director
---------------------------------------
         Terrence Murray

         /s/ CHARLES K. GIFFORD                 President, Chief Operating Officer and Director
---------------------------------------
         Charles K. Gifford
                                                President of Consumer Banking and Investment Services
         /s/ ROBERT J. HIGGINS                  and Director
---------------------------------------
         Robert J. Higgins

         /s/ HENRIQUE C. MEIRELLES              President of Corporate and Global Banking and Director
---------------------------------------
         Henrique C. Meirelles

         /s/ EUGENE M. MCQUADE                  Vice Chairman and Chief Financial Officer
---------------------------------------
         Eugene M. McQuade

         /s/ ERNEST L. PUSCHAVER                Chief Accounting Officer
---------------------------------------
         Ernest L. Puschaver

                SIGNATURE                                   TITLE


        /s/ JOEL B. ALVORD                                 Director
----------------------------------------
        Joel B. Alvord

        /s/ WILLIAM BARNET, III                            Director
----------------------------------------
        William Barnet, III

        /s/ DANIEL P. BURNHAM                              Director
----------------------------------------
        Daniel P. Burnham

        /s/ PAUL J. CHOQUETTE, JR.                         Director
----------------------------------------
        Paul J. Choquette, Jr.

        /s/ JOHN T. COLLINS                                Director
----------------------------------------
        John T. Collins

        /s/ WILLIAM F. CONNELL                             Director
----------------------------------------
        William F. Connell

        /s/ GARY L. COUNTRYMAN                             Director
----------------------------------------
        Gary L. Countryman

                                                           Director
----------------------------------------
        T. J. Dermot Dunphy

        /s/ ALICE F. EMERSON                               Director
----------------------------------------
        Alice F. Emerson

        /s/ JAMES F. HARDYMON                              Director
----------------------------------------
        James F. Hardymon

        /s/ MARIAN L. HEARD                                Director
----------------------------------------
        Marian L. Heard

                                                           Director
----------------------------------------
        Robert M. Kavner

        /s/ THOMAS J. MAY                                  Director
----------------------------------------
        Thomas J. May

        /s/ DONALD F. MCHENRY                              Director
----------------------------------------
        Donald F. McHenry

        /s/ MICHAEL B. PICOTTE                             Director
----------------------------------------
        Michael B. Picotte

                Signature                                      Title


          /s/ THOMAS R. PIPER                                 Director
----------------------------------------
          Thomas R. Piper

          /s/ THOMAS C. QUICK                                 Director
----------------------------------------
          Thomas C. Quick

          /s/ FRANCENE S. RODGERS                             Director
----------------------------------------
          Francene S. Rodgers

                                                              Director
----------------------------------------
          John W. Rowe

                                                              Director
----------------------------------------
          Thomas M. Ryan

                                                              Director
----------------------------------------
          T. Joseph Semrod

          /s/ PAUL R. TREGURTHA                               Director
----------------------------------------
          Paul R. Tregurtha

             Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of West Windsor, State of New Jersey, on the 12th day of March, 2001.





                               Summit Bancorp. Savings Incentive Plan




                               By: /s/ ALFRED M. D'AUGUSTA
                                   ---------------------------------------------
                                    Alfred M. D'Augusta
                                    Chairman, Summit Bancorp. Benefits Committee


         Pursuant to the requirements the Securities Act of 1933, this Registration statement has been signed below on the 12th day of March, 2001 by the following persons in the capacities indicated.



/s/ ALFRED M. D'AUGUSTA
--------------------------------------------
Alfred M. D'Augusta, Chairman and Member of Benefits Committee



/s/ JOHN G. COLLINS
--------------------------------------------
John G. Collins, Member of Benefits Committee



/s/ RICHARD F. OBER, JR.
--------------------------------------------
Richard F. Ober, Jr., Member of Benefits Committee

                                  EXHIBIT INDEX



EXHIBIT
NUMBER         EXHIBIT

5.1 Opinion of William C. Mutterperl, Esq., as to the legality of the securities offered herein.

5.2            IRS Determination Letter Regarding the Savings Plan

23.1           Consent of William C. Mutterperl, Esq. (included in Exhibit 5)

23.2           Consent of PricewaterhouseCoopers LLP (the Registrant)

23.3           Consent of KPMG LLP (the Savings Plan)

24 Power of Attorney of certain officers and directors (included on pages II-4 to II-6)